Exhibit 99.2

CONTACT: Harold Zagunis
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Tuesday, May 3, 2005	(415) 389-7373

Redwood Trust Reports First Quarter 2005 Results

MILL VALLEY, California — May 3, 2005 – Redwood Trust, Inc. (NYSE: RWT) today reported GAAP earnings of $61 million ($2.42 per share) for the first quarter of 2005.

Our core earnings were $1.82 per share for the first quarter, an increase of 6% relative to first quarter 2004 core earnings of $1.71 per share but a slight decrease from fourth quarter 2004 core earnings of $1.86 per share. Core earnings exclude gains and losses from asset sales, calls, and market value changes that are included in reported GAAP earnings. We believe core earnings can be a meaningful measure of Redwood’s financial performance in addition to reported GAAP results because core earnings highlights that portion of our reported earnings that is more likely to be ongoing in nature. A reconciliation of our core earnings to GAAP earnings appears in the tables below.

Redwood declared dividends of $0.70 per share for the first quarter of 2005.

Doug Hansen, Redwood’s President, said, “Our portfolio of high-quality real estate assets continues to produce strong cash flows and earnings, and real estate credit trends remain favorable.”

Hansen continued, “As noted in the past, we expect our quarterly core earnings per share results will most likely decline somewhat during 2005 as our highest yielding assets from the past pay down or are called away.”

“We are continuing to face increased levels of competition for asset acquisitions at a time when the supply of new high-quality real estate loan originations is declining,” said Hansen. “We were able to source a reasonable amount of attractive new assets for our permanent asset portfolio during the first quarter, although our acquisition rate is slowing. Given current market conditions, we expect that our rate of asset acquisition will continue to decline.”

“We have a material amount of cash that is not yet invested,” Hansen continued. “In addition, we are actively working on a number of additional asset sales and capital recycling opportunities that could generate more cash. We are willing to hold this cash while looking patiently for attractive long-term high-quality investment opportunities. Even if current market conditions persist, we do expect to invest our unutilized cash over time, and to continue to grow by employing capital in both new and existing products. Accordingly, we are continuing to make significant new investments in staff, infrastructure, and information technologies.”

“We expect our assets will continue to generate strong cash flows,” said Hansen. “We expect to continue to post results and pay dividends that are attractive on an absolute basis, so long as real estate credit results for high-quality residential and commercial real estate loans are reasonably favorable.”

Review of the First Quarter of 2005

From the fourth quarter of 2004 to the first quarter of 2005, GAAP return on equity rose slightly from 25.0% to 27.0% and core return on equity declined slightly from 23.5% to 22.9%. Our use of “core equity” is described below.

Redwood’s estimated total taxable income (pre-tax income as calculated according to the tax rules) was $1.89 per share for the first quarter of 2005, $2.46 for the fourth quarter of 2004, and $2.57 per share for the first quarter of 2004. Estimated REIT taxable income (which excludes income earned in taxable non-REIT subsidiaries) was $1.84 per share for the first quarter of 2005, $2.09 per share for the fourth quarter of 2004, and $2.15 per share for the first quarter of 2004.

Permanent assets are the assets we own and hold in portfolio for the long term to earn interest income and to benefit from asset appreciation and call gains. Redwood’s total permanent asset acquisitions for the first quarter were $50 million, including $0.5 million residential credit-enhancement securities (CES) and $0.5 million interest-only (IO) securities acquired from Sequoia residential securitizations we sponsored, $21 million residential credit-enhancement securities (CES) acquired from securitizations sponsored by others, $14 million commercial real estate CES, $3 million commercial real estate loans, and $11 million collateralized debt obligation (CDO) equity securities acquired from the $300 million Acacia CDO 7 securitization we sponsored during the first quarter. Permanent asset acquisitions for the four quarters of 2004 were $54 million, $80 million, $75 million, and $64 million, respectively. Redwood’s asset acquisitions from Sequoia and Acacia securitizations do not appear as assets on our Consolidated Balance Sheets as these securitizations are accounted for as financings for GAAP purposes.

We sold $27 million (market value) permanent assets during the first quarter of 2005, generating GAAP gains of $8 million and estimated tax gains of $7 million. An additional $14 million permanent assets were called during the first quarter, generating GAAP gains of $8 million and estimated tax gains of $6 million. GAAP gains from these sales and calls represent the primary difference between GAAP and core earnings for the first quarter.

Total permanent assets increased by 6% (from $626 million to $660 million) during the first quarter as a net result of $50 million new acquisitions, $32 million market value appreciation, and $11 million net discount amortization income accruals, offset by $40 million sales (including $13 million sales to Acacia CDO 7), $7 million calls, and $12 million principal pay downs.

During the first quarter of 2005, we sponsored two Sequoia securitizations (Sequoia 2005-1 and Sequoia 2005-2), securitizing $767 million high-quality residential real estate loans. On average during 2004, we sponsored the securitization of $2.4 billion residential loans per quarter. Our residential loan securitization volume and our securitization margin (the gain-on-sale we generate for tax purposes in our taxable non-REIT subsidiaries when we sponsor a residential securitization) have declined. A flatter yield curve (higher short-term interest rates relative to longer-term interest rates) has reduced homeowner interest in the short-term adjustable rate loans (ARMs) we have been acquiring for sale to Sequoia. In addition, homeowners have increasingly favored competing short-term ARM products (negative amortization option ARMs and Moving Treasury Average ARMs), reducing interest in our core LIBOR-index ARM product. Our securitization margins have declined due to increased demand from banks for whole loans for their portfolios and increased securitization competition from Wall Street firms and others. We expect that our taxable income gains from securitization in 2005 will be substantially reduced from the $32 million taxable income gains we earned in 2004. The securitizations we sponsor are treated as financings for GAAP purposes, so no gain or loss on the sale of accumulated securitization assets to securitization entities is recorded in our GAAP statements.

As a result of sales of residential CES and prepayments within the loan pools underlying the CES we own, total residential real estate credit managed by Redwood increased only slightly to $152 billion at the end of the first quarter from $149 billion at year-end. Seriously delinquent loans (over 90 days, in foreclosure, in bankruptcy, or real estate owned) within Redwood’s managed residential loans increased during the first quarter while remaining at low levels. Serious delinquencies were $217 million (0.14% of loan balances) at quarter-end and $164 million (0.11 % of loan balances) at the beginning of the quarter. One year ago, serious delinquencies were $146 million (0.16% of loan balances of $89 billion).

Credit losses for Redwood’s managed residential loans were $1.4 million for the first quarter, $0.7 million for the fourth quarter of 2004, and $0.1 million for the first quarter of 2004. Our residential credit loss rates remain under one basis point (0.01%) of loan balances on an annual basis.

At March 31, 2005, Redwood credit-enhanced (assumed first-loss credit risk on) $13 billion commercial real estate loans. Serious delinquencies on these loans at quarter-end totaled $5 million (0.04% of loan balances), and there were no commercial credit losses during the quarter.

Credit results for the remainder of our permanent assets were also strong during the first quarter of 2005.

During the quarter, interest rates rose, the yield curve flattened, prepayment rates for the adjustable-rate residential loans underlying our residential CES and IO securities (including assets acquired from Sequoia) increased, and prepayment rates for fixed-rate and hybrid residential loans underlying our residential CES decreased. We believe our balance sheet and operations are well balanced with respect to changes in interest rates and prepayment rates, and that there has been no major effect of these current trends on our results and cash flows.

Operating expenses (before excise taxes and variable stock option expense, but including FAS 123 expenses for the granting of stock options) for the first quarter of 2005 were $10.7 million and our efficiency ratio (operating expenses as a percent of net interest income) was 18%. In the first quarter of 2004, operating expenses were $8.3 million and our efficiency ratio was also 18%. From the first quarter of 2004 to the first quarter of 2005, our operating expenses grew by 30% while our business (as measured by the size of our permanent asset portfolio) grew by 64%.

Redwood continues to use only equity capital (no debt) to fund its permanent assets. We utilize debt only to fund assets accumulated and held temporarily as inventory for sale to future securitizations.

At March 31, 2005, the assets Redwood owns (excluding assets owned by securitization entities that are consolidated for GAAP) included permanent assets of $660 million, assets held temporarily as inventory for sale to future securitizations of $379 million, unrestricted cash of $65 million, interest rate agreements of $28 million, and net working capital and fixed assets of $43 million, for a total of $1.1 billion. These assets were funded with Redwood debt of $199 million and equity of $948 million. Our debt-to-capital ratio was 17% and our debt-to-equity ratio was 0.2X.

Redwood issued 344,755 new common shares through its Direct Stock Purchase and Dividend Reinvestment Plan in the first quarter at an average net price to Redwood of $55.83 per share, raising $19 million new equity capital.

At quarter-end, after setting aside the capital we need to run our current business under our risk-adjusted capital guidelines, and setting aside cash equaling the estimated REIT taxable income we will distribute as dividends prior to September 2006, we had $80 million of excess cash available to invest in new permanent assets.

Reported GAAP book value per share at quarter-end was $38.67 per share, an increase of 8% during the quarter. Adjusted core book value per share at quarter-end was $31.03 per share, an increase of 4% during the quarter. Core book value is reported GAAP book value less unrealized asset market value appreciation. Adjusted core book value is core book value less REIT taxable income earned that will need to be distributed as dividends prior to September 2006. We believe adjusted core equity is a good measure of the amount of capital we have available in the long-term to run our business. A reconciliation of core equity and adjusted core equity to GAAP equity appears in the tables below.

Update for the Second Quarter of 2005 (through May 2, 2005)

Permanent asset acquisitions completed during the second quarter of 2005 to date have totaled $7 million, including $0.8 million residential CES and $0.4 million IO securities acquired from the $365 million Sequoia 2005-3 residential securitization we sponsored in April, and $6 million residential CES acquired from securitizations sponsored by others. To date in the second quarter, we have not sold permanent assets.

Our credit results have remained excellent during the second quarter of 2005 to date.

Calls of residential CES were $7 million principal value in April, generating estimated gains of $3 million for GAAP and $2 million for tax.

Additional Information

Please see our supplemental information package, released today on our web site (www.redwoodtrust.com) and included as an exhibit to our Current Report on Form 8-K, for more information about the first quarter of 2005. In addition, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 also contains important additional information about the first quarter.

As is our current practice, we plan to simultaneously release our second quarter earnings release, Quarterly Report on Form 10-Q, and supplemental information package. Our current plan is to release these documents for the second quarter of 2005 no later than the SEC filing deadline for our Quarterly Report on Form 10-Q of August 9, 2005.

Redwood Trust invests in, credit-enhances, and securitizes residential and commercial real estate loans and securities. The company is a leader in the real estate loan marketplace, with assets backed by $151 billion of residential real estate loans, representing approximately 10% of the U.S. jumbo residential real estate loan market.

CAUTIONARY STATEMENT
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipated,” “estimated,” “should,” “expect,” “believe,” ”intend,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, or SEC, including Forms 10-Q and 8-K.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned, or discussed in, this press release might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections.

Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. For a discussion of risk factors, readers should review the section of our Annual Report on Form 10-K entitled “Risk Factors”. This press release contains statistics and other data that in some cases have been obtained from, or compiled from information made available, by servicers and other third-party service providers.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
CONSOLIDATED INCOME STATEMENT	2005	2004	2004	2004	2004

Interest Income	$237.2	$205.2	$180.1	$138.0	$124.8
Interest Expense	(176.0)	(147.2)	(114.8)	(90.4)	(79.5)

Net Interest Income	$61.2	$58.0	$65.3	$47.6	$45.3

Operating Expenses	(10.7)	(7.9)	(8.0)	(8.9)	(8.3)
Net Recognized Gains (Losses) and Valuation Adjustments	15.0	8.9	20.5	12.3	17.4
Variable Stock Option (Expense) Income	0.1	(0.0)	(0.2)	0.6	(1.4)
Excise Tax (Expense) Credit	(0.3)	0.2	(0.3)	(0.2)	(0.3)
Provision For Income Taxes	(4.7)	(4.8)	(5.0)	(1.5)	(1.9)
Reversal of Deferred Tax Valuation Allowance	0.0	0.0	0.0	5.2	0.0

GAAP Earnings	$60.6	$54.4	$72.3	$55.1	$50.8

Less: Net Recognized (Gains) Losses and Valuation Adjustments	(15.0)	(8.9)	(20.5)	(12.3)	(17.4)
Less: Variable Stock Option (Expense) Income	(0.1)	0.0	0.2	(0.6)	1.4
Less: One Time Deferred Tax (Benefit)	0.0	(0.0)	(0.0)	(5.2)	0.0

Core Earnings(1)	$45.5	$45.5	$52.0	$37.0	$34.8

Average Diluted Shares (thousands)	25,021	24,491	22,728	21,325	20,399
GAAP Earnings per Share (Diluted)	$2.42	$2.22	$3.18	$2.58	$2.49
Core Earnings per Share(1)	$1.82	$1.86	$2.29	$1.74	$1.71
Estimated Total Taxable Income Per Share Outstanding	$1.89	$2.46	$2.53	$3.35	$2.57
Estimated REIT Taxable Income Per Share Outstanding	$1.84	$2.09	$2.10	$2.81	$2.15

Dividends Per Common Share (Regular)	$0.70	$0.67	$0.67	$0.67	$0.67
Dividends Per Common Share (Special)	$0.00	$5.50	$0.00	$0.00	$0.50

Total Dividends per Common Share	$0.70	$6.17	$0.67	$0.67	$1.17

GAAP Net Interest Income / Average GAAP Equity	27.3%	26.7%	32.6%	28.7%	31.0%
Core Net Interest Income / Average Core Equity(2)	30.8%	29.9%	37.5%	32.6%	35.7%

GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	27.1%	25.0%	36.1%	33.2%	34.8%
Core ROE: Core Earnings / Avg Common Core Equity	22.9%	23.5%	29.9%	25.4%	27.5%

(1)	Core earnings is not a measure of earnings in accordance with GAAP. It is calculated as GAAP earnings from ongoing operations less net recognized gains (losses) and valuation adjustments (which include gains and losses from sales and calls and valuation adjustments on certain assets hedges) and other temporary or one-time adjustments. Management believes that core earnings provides relevant and useful information regarding results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. (A reconciliation of core-equity to GAAP equity appears in the table presenting balance sheet data.) Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	31-Mar	31-Dec	30-Sept	30-Jun	31-Mar
CONSOLIDATED BALANCE SHEET	2005	2004	2004	2004	2004

Residential Real Estate Loans	$21,493	$22,208	$21,558	$19,916	$18,086
Residential Home Equity Lines of Credit (HELOC)	279	296	317	327	—
Residential Loan Credit-Enhancement Securities	611	562	497	442	375
Commercial Real Estate Loans	57	54	33	34	22
Securities Portfolio	1,534	1,395	1,239	1,095	937
Cash and Cash Equivalents	65	57	76	38	58
Other Assets	246	206	192	163	113

Total Consolidated Assets	$24,285	$24,778	$23,912	$22,015	$19,591

Redwood Trust Debt	$199	$203	$246	$270	$278
Consolidated Asset-Back Securities Issued	23,057	23,630	22,680	20,923	18,630
Other Liabilities	81	81	84	64	75
Common Equity	948	864	902	758	608

Total Liabilities and Equity	$24,285	$24,778	$23,912	$22,015	$19,591

Total GAAP Equity	$948	$864	$902	$758	$608
Less: Accumulated Other Comprehensive Income	(125)	(105)	(96)	(111)	(79)

Core Equity	$823	$759	$806	$647	$529
Less: Undistributed REIT Taxable Income	(63)	(38)	(139)	(110)	(69)

Adjusted Core Equity	$760	$721	$667	$537	$460

Common Shares Outstanding at Period End (thousands)	24,514	24,154	23,346	21,511	19,796
GAAP Equity (GAAP Book Value) per Common Share	$38.67	$35.78	$38.63	$35.24	$30.72
Core Equity (Core Book Value) per Common Share(1)	$33.58	$31.42	$34.50	$30.06	$26.75
Adjusted Core Equity per Share(2)	$31.03	$29.86	$28.55	$24.96	$23.25

Average Total Consolidated Assets	$24,563	$24,320	$22,877	$20,610	$18,386
Average Consolidated Earning Assets	$24,043	$23,890	$22,461	$20,283	$18,158
Average Debt and Asset Backed Securities Issued	$23,602	$23,304	$22,011	$19,890	$17,747
Average Total GAAP Equity	$895	$870	$802	$664	$584

(1)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. A reconciliation of core equity to GAAP equity appears in the table presenting balance sheet data. Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company might not be comparable to similarly titled measures reported by other companies.

(2)	As a REIT we have minimum dividend distribution requirements. We thus have future payment obligations, but these are not recognized in GAAP accounting until dividends are declared. Cash that we have earned but that we must pay out as dividends is not cash that will be available to us to acquire long-term assets and build our business. Thus, we calculate adjusted core equity in order to provide additional information about our equity available after the distribution of our dividend requirements and review of equity available to fund our long-term assets.

REDWOOD TRUST, INC.
(All dollars in millions)

	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
LEVERAGE RATIOS(1)	2005	2004	2004	2004	2004

Total Reported Consolidated Assets	$24,285	$24,778	$23,912	$22,015	$19,591
Less: Assets Consolidated from Securitization Entities	(23,138)	(23,711)	(22,764)	(20,987)	(18,705)

Redwood’s Permanent Assets and Inventory Assets	$1,147	$1,067	$1,148	$1,028	$886

Total Redwood Debt and Consolidated ABS Issued Securities	$23,256	$23,833	$22,926	$21,193	$18,908
Less: Consolidated ABS Issued Securities	(23,057)	(23,630)	(22,680)	(20,923)	(18,630)

Redwood’s Debt	$199	$203	$246	$270	$278

Redwood Debt	$199	$203	$246	$270	$278
Redwood Equity	948	864	902	758	608

Redwood Capital	$1,147	$1,067	$1,148	$1,028	$886

Redwood Debt to GAAP Equity	0.2x	0.2x	0.3x	0.4x	0.5x
GAAP Equity / Redwood’s Direct Assets	83%	81%	79%	74%	69%
Redwood Debt to Capital Ratio	17%	19%	21%	26%	31%

(1)	The Asset-Backed Securities reported on our GAAP balance sheet as liabilities consist of asset-backed securities issued by bankruptcy-remote securitization entities. The owners of these securities have no recourse to Redwood and must look only to the assets of the securitization entities for repayment. Both the assets and liabilities of these entities, however, are consolidated on Redwood’s balance sheet for GAAP reporting purposes. Management believes that an analyst could achieve insight into Redwood’s business and balance sheet by distinguishing between debt that must be repaid by Redwood and Asset-Backed Securities that are consolidated onto Redwood’s balance sheet from other entities. This table shows leverage ratios calculated for Redwood using measures that incorporate Redwood’s debt only.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2005	2004	2004	2004	2004
Consolidated Residential Real Estate Loans(1)
Start of Period Balances	$22,208	$21,558	$19,916	$18,086	$16,239
Acquisitions	832	1,792	2,898	2,703	2,322
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	(1)	(113)	0	0
Principal Pay Downs	(1,539)	(1,133)	(1,144)	(858)	(460)
Net Amortization Expense	(7)	(6)	2	(14)	(12)
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(1)	(2)	(1)	(1)	(3)
Net Recognized Gains (Losses)	0	0	0	0	0

End of Period Balances	$21,493	$22,208	$21,558	$19,916	$18,086

Average Amortized Cost During Period, Net of Credit Reserves	$21,640	$21,717	$20,484	$18,754	$16,916
Interest Income	$195	$169	$148	$110	$99
Yield	3.60%	3.11%	2.89%	2.34%	2.34%

Principal Value of Loans	$21,307	$22,024	$21,382	$19,767	$17,951

Credit Reserve	(24)	(23)	(21)	(20)	(19)
Net Premium to be Amortized	210	207	197	169	154

Residential Real Estate Loans	$21,493	$22,208	$21,558	$19,916	$18,086

Credit Reserve, Start of Period	$23	$21	$20	$19	$16
Net Charge-Offs	0	0	0	0	0
Credit Provisions	1	2	1	1	3

Credit Reserve, End of Period	$24	$23	$21	$20	$19

Delinquencies (90 days, in foreclosure, in bankruptcy, or real estate owned)	$16	$13	$11	$5	$3

Delinquencies as % of Residential Loans	0.08%	0.06%	0.05%	0.03%	0.02%
Net Charge-offs as % of Residential Loans (Annualized)	0.01%	0.01%	0.00%	0.00%	0.00%
Reserve as % of Residential Loans	0.11%	0.10%	0.10%	0.10%	0.10%
Reserve as % of Delinquencies	151%	173%	198%	374%	548%

(1)	Includes loans securitized by securitization entities sponsored by Redwood that are consolidated on Redwood’s GAAP balance sheet as well as loans owned directly by Redwood on a temporary basis prior to sale to a securitization entity.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2005	2004	2004	2004	2004
Consolidated Residential Home Equity Lines of Credit (HELOC)
Start of Period Balances	$296	$317	$327	$0	$0
Acquisitions	0	0	0	335	0
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	0	0	0	0
Principal Pay Downs	(16)	(20)	(8)	(8)	0
Net Amortization Expense	(1)	(1)	(1)	(0)	0

Net Charge Offs (Recoveries)	0	0	0	0	0

Credit Provisions	0	0	(1)	(0)	0
Net Recognized Gains (Losses) & Valuation Adjustments	0	0	0	0	0

End of Period Balances	$279	$296	$317	$327	$0

Average Amortized Cost During Period, Net of Credit Reserves	$285	$303	$323	$124	$0
Interest Income	$3	$2	$1	$1	$0
Yield	3.59%	2.87%	2.00%	1.73%	0.00%

Principal Value of Loans	$273	$289	$309	$317	$0
Credit Reserve	(1)	(1)	(1)	(0)	0
Net Premium to be Amortized	7	8	9	10	0

Residential Home Equity Lines of Credit	$279	$296	$317	$327	$0

Credit Reserve, Start of Period	$1	$0	$0	$0	$0
Net Charge-Offs	0	0	0	0	0
Credit Provisions	0	1	1	0	0

Credit Reserve, End of Period	$1	$1	$1	$0	$0

Delinquencies (90 days, in foreclosure, in bankruptcy, or real estate owned)	$0.2	$0.3	$0.3	$0.0	$0.0

Delinquencies as % of HELOCs	0.06%	0.10%	0.09%	0.00%	0.00%
Net charge-offs as % of HELOCs (Annualized)	0.00%	0.00%	0.00%	0.00%	0.00%
Reserve as % of HELOCs	0.22%	0.24%	0.17%	0.08%	0.00%
Reserve as % of Delinquencies	363%	240%	202%	0.00%	0.00%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2005	2004	2004	2004	2004
Consolidated Residential Loan Credit-Enhancement Securities(1)
Start of Period Balances	$562	$497	$442	$375	$379
Acquisitions	68	73	83	75	38
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	(27)	0	0	0	(22)
Principal Pay Downs (Including Calls)	(24)	(30)	(45)	(48)	(35)
Net Amortization Income	8	8	9	9	9
Unrealized (Losses) Gains Reported Through Balance Sheet	9	4	(12)	18	(12)
Realized Gains and Market Valuation Losses Reported in Income Statement	15	10	20	13	18

End of Period Balances	$611	$562	$497	$442	$375

Average Amortized Cost During Period, Net of Credit Reserves	$493	$425	$369	$317	$287
Interest Income	$20	$17	$16	$16	$16
Yield	15.91%	15.99%	17.36%	20.27%	21.64%

Principal Value of Redwood’s Credit-Enhancement Securities	$979	$934	$831	$713	$634
Internally Designated Credit Protection on Loans Credit-Enhanced	(366)	(343)	(299)	(236)	(217)
Net Discount to be Amortized	(89)	(107)	(109)	(122)	(111)

Net Investment in Credit-Enhancement Securities	$524	$484	$423	$355	$306
Net Unrealized Gains (Losses)	87	78	74	87	69

Residential Loan Credit-Enhancement Securities	$611	$562	$497	$442	$375

Securities Senior to Redwood’s Interests	$129,081	$125,485	$120,685	$96,322	$70,684
Principal Value of Redwood’s Credit-Enhancement Securities	979	934	831	713	634
Securities Junior to Redwood’s Interests	67	68	69	70	44

Underlying Residential Real Estate Loan Balances	$130,127	$126,487	$121,585	$97,105	$71,362

Internally Designated Credit Protection on Loans Credit-Enhanced	$366	$340	$299	$236	$217
External Credit Enhancement on Loans Credit-Enhanced	67	68	69	70	44

Total Credit Protection(2)	$433	$408	$368	$306	$261

Delinquencies (90 days, in foreclosure, in bankruptcy, or real estate owned)	$201	$151	$174	$131	$143

Redwood’s Net Charge-Offs	$(1)	$(1)	$(1)	$(2)	$(0)
Losses to Securities Junior to Redwood’s Interests	0	(0)	(0)	(0)	(0)

Total Underlying Loan Credit Losses	$(1)	$(1)	$(1)	$(2)	$(0)

Delinquencies as % of Underlying Loans	0.15%	0.12%	0.14%	0.14%	0.20%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.33%	0.32%	0.30%	0.32%	0.37%
Total Credit Protection as % of Delinquencies	216%	273%	211%	233%	183%

(1)	Includes credit-enhancement securities acquired from securitizations sponsored by third parties. Does not include residential CES acquired from securitizations sponsored by us.

(2)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
TOTAL MANAGED RESIDENTIAL LOANS(1)	2005	2004	2004	2004	2004

Residential Real Estate Loans Owned by Redwood	$256	$193	$259	$161	$97
Residential Real Estate Loans Securitized by Redwood	21,237	22,015	21,299	19,755	17,989
Residential Real Estate Loans Securitized by Others	130,127	126,487	121,585	97,105	71,362

Total Residential Real Estate Loans Managed	$151,620	$148,695	$143,143	$117,021	$89,448

Credit Reserve on Residential Loans Securitized by Redwood	$24	$23	$21	$20	$19
Internally Designated Credit Reserve on Loans Securitized by Others	366	343	299	236	217

Redwood’s Total Residential Credit Protection	$390	$366	$320	$256	$236
External Credit Enhancement on Loans Securitized by Others	67	68	69	70	44

Total Credit Protection(2)	$457	$434	$389	$326	$280
Total Credit Protection as % of Total Residential Loans	0.30%	0.29%	0.27%	0.28%	0.31%

Delinquencies for Residential Loans owned by Redwood	$0	$0	$0	$0	$0
Delinquencies for Residential Loans Securitized by Redwood	16	13	11	5	3
Delinquencies for Residential Loans Securitized by Others	201	151	174	131	143

Total Residential Loan Serious Delinquencies	$217	$164	$185	$136	$146

Delinquencies as % of Total Residential Loans	0.14%	0.11%	0.13%	0.12%	0.16%
Total Credit Protection as % of Delinquencies	211%	263%	211%	239%	191%

Net Charge-Offs on Residential Loans Owned by Redwood	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loans Securitized by Redwood	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loan Securitized by Others	(1)	(1)	(1)	(2)	0

Redwood’s Shares of Net Credit (Losses) Recoveries	($1)	($1)	($1)	($2)	$0
Credit Losses to External Credit Enhancement	0	0	0	0	0

Total Residential Credit Losses	($1)	($1)	($1)	($2)	$0

Total Credit Losses as % of Total Residential Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%

(1)	Includes loans securitized by Sequoia securitization entities sponsored by Redwood from which Redwood has acquired the residential CES plus loans securitized by third parties from which Redwood has required the residential credit-enhanced securities, plus loans held temporarily by Redwood prior to securitization.

(2)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally designated credit reserve on loans credit-enhanced and the external credit enhancement on loans credit-enhanced are only available to absorb losses on the pool of loans related to each individual credit-enhancement security. External credit protection absorbs losses before Redwood is exposed to losses in such securities.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Commercial Real Estate Loans	2005	2004	2004	2004	2004
Start of Period Balances	$54	$33	$34	$22	$22
Acquisitions	7	21	0	17	0
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	0	0	(2)	0
Principal Pay Downs	(5)	0	0	(3)	0

Net Amortization Income	0	0	(1)	0	0
Credit Provisions	1	0	0	0	0
Net Loss Adjustments through I/S	0	0	0	0	0

End of Period Balances	$57	$54	$33	$34	$22

Average Amortized Cost During Period, Net of Credit Reserves	$56	$40	$33	$26	$22
Interest Income	$1.6	$1.2	$1.0	$0.9	$0.7
Yield	11.32%	11.67%	12.40%	13.29%	12.56%

Principal Value of Loans	$67	$65	$43	$43	$31
Credit Reserve and Credit Protection	(8)	(9)	(9)	(8)	(8)
Net Discount to be Amortized	(2)	(2)	(1)	(1)	(1)

Commercial Mortgage Loans	$57	$54	$33	$34	$22

Commercial Real Estate Loan Delinquencies	$0	$0	$0	$0	$0
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$1	$0	$0	$0	$0
Commercial Real Estate Loan Credit Reserves and Credit Protection	$8	$9	$8	$8	$8

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Securities Portfolio	2005	2004	2004	2004	2004
Start of Period Balances	$1,395	$1,239	$1,095	$937	$845
Acquisitions	181	181	151	193	86
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	(12)	0	0	(9)	0
Principal Pay Downs	(27)	(25)	(18)	(10)	(10)
Net Amortization Income (Expense)	(1)	0	0	(1)	0
Net Unrealized Gains (Losses)	(2)	0	11	0	16
Net Recognized Gains (Losses) & Valuation Adjustments	0	0	0	(15)	0

End of Period Balances	$1,534	$1,395	$1,239	$1,095	$937

Average Amortized Cost During Period	$1,443	$1,279	$1,149	$980	$862

Interest Income	$18	$15	$13	$11	$10
Yield	4.97%	4.85%	4.62%	4.30%	4.46%

Principal Value of Securities	1,611	1,425	1,243	$1,097	$921
Net (Discount) Premium to be Amortized	(92)	(47)	(20)	(7)	(4)
Net Unrealized Gains (losses)	15	17	16	5	20

Securities Portfolio	$1,534	$1,395	$1,239	$1,095	$937

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)
Differences Between GAAP Net Income and Estimated Total Taxable and REIT Taxable Income

	Estimated	Estimated	Estimated
	First Quarter	Fourth Quarter	First Quarter
	2005	2004	2004
GAAP Net Income	$60.6	$54.4	$50.8
Interest Income and Expense Differences	(20.1)	(6.2)	(1.1)
Provision for Credit Losses — GAAP	1.0	1.7	2.5
Tax Deductions for Realized Credit Losses	(0.4)	(0.2)	0.0
Long-Term Compensation Differences	1.9	(2.5)	2.9
Stock Option Exercise Deductions Differences	(0.5)	(3.1)	(12.1)
Depreciation of Fixed Asset Differences	0.1	(0.2)	0.0
Other Operating Expense Differences	0.1	(2.2)	0.0
Sales of Assets to Third Parties Differences	(0.9)	1.9	(0.6)
Call Income from Residential CES Differences	(2.3)	(2.9)	(1.9)
Tax Gain on Securitizations	2.5	10.1	0.0
Tax Gain on Intercompany Sales and Transfers	3.3	3.1	7.5
GAAP Market Valuation Write Downs (EITF 99-20)	0.4	1.6	0.6
Interest Rate Agreements Differences	0.2	(0.7)	0.0
Provision for Excise Tax — GAAP	0.3	(0.2)	0.3
Provision for Income Tax Differences	0.1	4.8	1.9

Total Taxable Income (Pre-Tax)	$46.3	$59.4	$50.8

(Earnings) Losses From Taxable Subsidiaries	(1.2)	(9.0)	(8.3)

REIT Taxable Income (Pre-Tax)	$45.1	$50.4	$42.5

GAAP Income per Share Based on Average Diluted Shares During Period (2)	$2.42	$2.22	$2.49

Total Taxable Income per Share Based on Shares Outstanding at Period End	$1.89	$2.46	$2.57

REIT Taxable Income per Share Based on Shares Outstanding at Period End	$1.84	$2.09	$2.15

(1)	Estimated total taxable income and estimated REIT taxable income are not GAAP performance measures but are important measures as they are the basis of our dividend distributions to shareholders.

(2)	Historic periods may be lower than previously reported earnings per share numbers as a result of the application of EITF 03-6 (Participating Securities and the Two-Class Method under FASB Statement No. 128) requirement that prior period basic and diluted earnings per share be restated for participating securities. Under the provision of EITF 03-6 our convertible preferred stock that was converted in the second quarter of 2003 is a participating security and thus our reported earnings per share for periods 2003 and earlier are revised downwards by up to 2% per period..

[END]